Exhibit 99.3

FORM OF PROXY

BROADLEAF CAPITAL PARTNERS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS November 16, 2013 AT 10:00 AM
<Shareholder Name> <Shareholder Address1> <Shareholder Address2> Control #: 0000 0000 0000 <Shareholder Address3>
The undersigned stockholder of BROADLEAF CAPITAL PARTNERS, INC., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company, each dated October 1, 2013, and hereby appoints J. Michael King and Donna M. Steward (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Shareholders of the Company, to be held on November 16, 2013 at 10:00 a.m. Pacific Standard Time at its executive headquarter offices at 3887 Pacific Street, Las Vegas, NV 89121, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your proxy card. Votes can be made until 7:00 PM ET on November 15, 2013.

INTERNET:
www.colonialstock.com/Broadleaf2013
You can view the Broadleaf Capital Partners, Inc. Annual Report and Proxy Statement and submit your vote online at the website listed above up until 7:00 PM ET on November 15, 2013.  You will need the control number above to do so.  Follow the instructions on the secure website to complete your vote.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope. Votes by mail must be received by November 15, 2013.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 1-801-355-6505.
PHONE:	Call -1-877-285-8605.

ANNUAL MEETING OF THE STOCKHOLDERS OF BROADLEAF CAPITAL PARTNERS, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS BELOW

Proposal 1	ELECTION OF DIRECTORS	à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	1. Donna M. Steward		☐	☐	☐
	2. Charles Snipes		☐	☐	☐
Proposal 2	RATIFICATION OF AMENDMENT OF THE ARTICLES AUTHORIZING 100,000,000 PREFERRED SHARES WITH THE BOARD OF DIRECTORS TO DESIGNATE FURTHER TERMS AND CLASSES PRIOR TO ISSUANCE.	à	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For” Proposals 1 through 2 above and all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, _____

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)